Exhibit 99.1

U.S. GOLD CORP. ANNOUNCES $4.9 MILLION REGISTERED DIRECT OFFERING

ELKO, NV, April 15, 2024 – U.S. Gold Corp. (“U.S. Gold,” the “Company,” “we,” “our” or “us”) (NASDAQ: USAU) today announced that it has entered into a securities purchase agreement with certain investors, providing for the purchase and sale of 1,400,000 shares of common stock at a price of $3.50 per share in a registered direct offering and, in a concurrent private placement transaction, unregistered warrants to purchase 1,400,000 shares of our common stock at an exercise price of $4.48 per share, resulting in total gross proceeds of approximately $4.9 million. The warrants will be exercisable six months following the issuance and will expire five years following the initial exercise date. The closing of the sale of the offered securities is expected to take place on or about April 19, 2024, subject to the satisfaction of customary closing conditions.

The shares of common stock (but not the shares of common stock underlying such warrants) are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-262415), including an accompanying prospectus, previously filed, and declared effective by the United States Securities and Exchange Commission (“SEC”) on May 12, 2022. The offering of common stock will be made only by means of a prospectus, including a prospectus supplement, that forms a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

The warrants are being offered and sold by the Company in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold and copper exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Our CK Gold Project is located in Southeast Wyoming and has a Preliminary Feasibility Study technical report, which was completed by Gustavson Associates, LLC. Our Keystone exploration property is on the Cortez Trend in Nevada. Our Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please https://www.usgoldcorp.gold/.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: market and other conditions; the satisfaction of customary closing conditions related to the registered direct offering and the concurrent private placement transaction, the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to develop the CK Gold Project and implement future exploration programs, the success or failure of future drilling programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold